                                  Exhibit 99.1
                                  ------------

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

                 TIDEL REPORTS UPDATE ON CONVERTIBLE DEBENTURES

HOUSTON, Texas -- June 28, 2001 -- Tidel Technologies, Inc. (Nasdaq: ATMS) today announced that Montrose  Investments  Ltd., the holder of $15 million  principal amount of Tidel's 6% Convertible Debentures,  had exercised its "put right" with respect to the entire  principal  amount of its  Debentures,  together  with all accrued  interest.  As previously  announced,  Tidel notified Montrose on May 4,
2001 that in the event that  Montrose  exercised  its "put  right",  Tidel would elect to prepay all amounts due to Montrose in cash on or before August 6, 2001.
While Tidel does not presently have the funds available to cover the prepayment, it is working on financing arrangements to obtain the necessary funds. There can be no assurance, however, that the funds necessary to prepay the obligation will be available.

Tidel also  announced  that an agreement  had been  reached  with Liberty  Acorn
Trust,  the holder of the  remaining $3 million  principal  amount of Tidel's 6%
Convertible  Debentures,  to extend  their  first "put date" from June 26,  2001 until July 10, 2001.

Tidel  Technologies,  Inc.  is one  of the  nation's  leading  manufacturers  of automated  teller  machines and cash security  equipment  designed for specialty retail  marketers.  In 2000,  Tidel was the leading provider of ATMs to non-bank locations  in the U.S.,  and ranked  55th in Forbes'  list of the 200 Best Small
Companies in America.  To date,  Tidel has sold more than 30,000 retail ATMs and
115,000  retail  cash  controllers  in the  U.S.  and 36 other  countries.  More information  about the company and its  products may be found on the Internet at
www.tidel.com.

"SAFE HARBOR" DISCLAIMER UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995:  THIS PRESS  RELEASE MAY  CONTAIN  FORWARD-LOOKING  STATEMENTS,  INCLUDING
STATEMENTS AS TO ANTICIPATED OR EXPECTED RESULTS, BELIEFS,  OPINIONS, AND FUTURE
FINANCIAL  PERFORMANCE.  THE  FORWARD-LOOKING  STATEMENTS  ARE BASED ON  CURRENT
EXPECTATIONS AND ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES  THAT MAY CAUSE
THE COMPANY'S  ACTUAL  EXPERIENCE TO DIFFER  MATERIALLY  FROM THAT  ANTICIPATED.
ESTIMATES  ARE  BASED ON  RELIABLE  INFORMATION  AND PAST  EXPERIENCE.  HOWEVER,
OPERATING  RESULTS ARE AFFECTED BY A WIDE VARIETY OF FACTORS,  MANY OF WHICH ARE
BEYOND THE CONTROL OF THE COMPANY.  FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
LEVELS OF ORDERS WHICH ARE  RECEIVED  AND CAN BE SHIPPED IN A QUARTER;  CUSTOMER
ORDER PATTERNS AND  SEASONALITY;  COSTS OF LABOR,  RAW  MATERIALS,  SUPPLIES AND
EQUIPMENT;  TECHNOLOGICAL  CHANGES;  COMPETITION  AND  COMPETITIVE  PRESSURES ON
PRICING;   AND  ECONOMIC   CONDITIONS  IN  THE  UNITED  STATES  AND   WORLDWIDE.

ADDITIONALLY,  FACTORS  AND RISKS  AFFECTING  OPERATING  RESULTS  INCLUDE  THOSE
DESCRIBED IN THE COMPANY'S  REGISTRATION  STATEMENTS AND PERIODIC  REPORTS FILED
WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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